                                                                   EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference of our report dated February 11, 1997 on the divisional financial statements of Fritz Broadcasting, Inc. Toledo Division for the years ended December 29, 1996 and December 31, 1995 in the Registration Statement on Form S-1 filed on June 29, 1998 by Cumulus Media Inc. for the registration of Class A Common Stock. We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



/s/ Plante & Moran, LLP
Troy, Michigan
June 29, 1998